UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

651 Gateway Boulevard, Suite 950

South San Francisco, CA 94080-7111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2004, Tercica, Inc. (“Tercica”) filed a lawsuit for patent infringement in the High Court of Justice (Chancery Division Patents Court) in the United Kingdom against Insmed Incorporated of Glen Allen, Virginia and Avecia Limited of the United Kingdom. In the suit, Tercica is seeking an injunction, damages and declaratory relief.

The suit alleges that by making, using, and selling the SomatoKine® product for the treatment of Growth Hormone Insensitivity Syndrome (GHIS) in the United Kingdom, the companies infringe a European (UK) patent under which Tercica holds an exclusive license. SomatoKine® is a complex of insulin-like growth factor-1 (IGF-1) and insulin-like growth factor binding protein-3 (IGFBP-3).

On December 17, 2004, Tercica sent a letter to Insmed demanding that Insmed immediately cease and desist from any activity in the United States that constitutes an infringement of Tercica’s patent rights under three issued U.S. patents. Tercica sent its first letter demanding that the infringing activities be stopped in the United Kingdom on October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: December 20, 2004	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield Senior Vice President of Legal Affairs General Counsel and Secretary